SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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LCA - VISION INC.

(Name of Registrant as Specified in its Charter)

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LCA-VISION INC.
7840 Montgomery Road
Cincinnati, OH 45236

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 21, 2007

TO THE STOCKHOLDERS OF LCA-VISION INC.:

You are cordially invited to attend the Annual Meeting of the Stockholders of LCA-Vision Inc. to be held on August 21, 2007 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, for the purpose of considering and acting on the following:

1) Election of six directors to serve until the 2008 Annual Meeting

2)	Ratification of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 2007

3)	Transaction of such other business as may properly come before the meeting or any adjournment thereof

Stockholders of record at the close of business on June 19, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors

Steven C. Straus
Chief Executive Officer

July 5, 2007

IMPORTANT

We urge you to vote your shares before the Annual Meeting, whether or not you plan to attend the meeting in person. You may vote by mail, by toll-free telephone number or via the internet according to the instructions on your enclosed proxy card. If you choose to vote by mail, the enclosed envelope requires no postage if mailed in the United States. If you do attend the meeting, you may vote personally on all matters which are considered. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in submitting your proxy promptly.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
OUTSTANDING VOTING SECURITIES
PROXIES AND VOTING
ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER COMMUNICATIONS
2008 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS

LCA-VISION INC.
7840 Montgomery Road
Cincinnati, OH 45236

PROXY STATEMENT

The Board of Directors of LCA-Vision Inc. is soliciting the enclosed proxy to vote your shares at the Annual Meeting of Stockholders to be held on August 21, 2007. We are mailing this Proxy Statement and the proxy card to our stockholders on or about July 5, 2007.

OUTSTANDING VOTING SECURITIES

Each of the 20,081,634 shares of our common stock outstanding on June 19, 2007, the record date for this meeting, is entitled to one vote on all matters coming before the meeting. Only stockholders of record on our books at the close of business on June 19, 2007 will be entitled to vote at the meeting, either in person or by proxy.

PROXIES AND VOTING

The enclosed proxy card names two of our officers, Steven C. Straus and Alan H. Buckey, as the individuals who will vote your shares as you instruct when you vote by mail, telephone or the internet. If you submit a signed proxy without affirmatively designating how you wish it to be voted, Mr. Straus and Mr. Buckey will vote your shares in accordance with the recommendation of the Board of Directors or, if there is none, in accordance with their best judgment. If you grant a proxy, you may revoke it by giving written notice to our Secretary prior to the meeting, by giving us a later dated proxy by mail, phone or internet or by voting in person at the meeting.

The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting will be sufficient for the election of directors. Other matters will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will have the effect of negative votes. Shares not voted by brokers and other entities holding on behalf of beneficial owners will be deemed absent. We are soliciting proxies from our stockholders principally by mail, but we may also have our directors, officers and other regular employees solicit proxies in person or by telephone or other means. If these persons do assist in the proxy solicitation process, we will not compensate them over and above their regular salaries for doing so. We will reimburse brokers, banks and other record owners for their reasonable costs in forwarding materials to beneficial owners and obtaining voting instructions from those owners. We will pay all expenses relating to our solicitation of proxies.

ELECTION OF DIRECTORS

At the 2007 Annual Meeting, you will be asked to elect six directors to hold office until the 2008 Annual Meeting of Stockholders.

The Board of Directors currently is comprised of seven members. All existing directors have been nominated by the Board of Directors for election at the Annual Meeting except Dr. Whiting. Dr. Whiting has informed the Board that he wishes to step down as a director at the time of the Annual Meeting, but that he will continue to be available as an advisor to the Board until the spring of 2008. The Board, acting pursuant to authority granted to it under the Company’s by-laws, has voted to reduce the size of the Board to six members at this time and to consider at a later date whether to add one or more new members. While we have no reason to believe that any nominee will, prior to the date of the meeting, become unable to serve if elected, if someone should, proxies will be voted for the election of any substitute nominee.

On February 20, 2007, the Board of Directors adopted a policy requiring that any nominee for director who receives a greater number of votes “withheld” from his election than votes “for” such election must tender his resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee then will recommend to the Board the action to be taken with respect to such resignation.

The Board of Directors recommends that each nominee, described below, be elected to serve until the 2008 Annual Meeting or until his successor is elected and qualified.

William F. Bahl, age 56, is the co-founder and President of Bahl & Gaynor Investment Counsel, an independent registered investment adviser located in Cincinnati. Prior to founding Bahl & Gaynor in 1990, he served as Senior Vice President and Chief Investment Officer at Northern Trust Company in Chicago. Mr. Bahl is a director of Cincinnati Financial Corporation, and serves as a trustee for the Talbert House Foundation and Deaconess Associations, Inc. He is also the current Chairman of the Cincinnati Country Day School Foundation, and is a member of the Cincinnati Society of Financial Analysts. He has served as a director of the Company since 2005.

Thomas G. Cody, age 65, is Vice Chairman of Macy’s Inc. He joined Macy’s Inc. in 1982 from Pan American World Airways, Inc., where he served as Senior Vice President, General Counsel and Secretary. Mr. Cody currently serves on the board of CTS Corporation, Ohio National Financial Services, Inc. and Ohio National Life Insurance Company. He is also a member of the Board of Trustees for Xavier University, Children’s Hospital Medical Center, The Children’s Hospital, the Medical Center Fund, the Greater Cincinnati Foundation, the Cincinnati Chamber of Commerce, and the Hebrew Union College — University of Cincinnati Ethics Center. He is a Past Chair of the United Way and Community Chest and the Greater Cincinnati Chamber of Commerce Board of Trustees as well as the former Co-Chair of Cincinnati C.A.N. He has served as a director of the Company since 2005.

John H. Gutfreund, age 77, is Senior Advisor of C.E. Unterberg, Towbin, an investment partnership for high-growth technology companies, a position he has held since January 2002. Since 1993, Mr. Gutfreund has also been the President of Gutfreund & Co. Inc., a financial management consulting firm. Formerly, Mr. Gutfreund was with Salomon Brothers from 1953-1991, most recently as its Chairman. Mr. Gutfreund is a director of Montefiore Medical Center, New York City, and a member of its Executive, Finance, Investment and Real Estate Committees; a member of the Council on Foreign Relations; a lifetime member of the Board of Trustees of the New York Public Library; an honorary trustee of Oberlin (Ohio) College; Chairman Emeritus and Trustee, Aperture Foundation; and a director of Compudyne Corporation, Evercel, Inc., Maxicare Health Plans, Inc. and Chairman of the Board and Director, Nutrition 21, Inc. He has served as a director of the Company since 1997.

John C. Hassan, age 64, has been a consultant to BSC Ventures, a holding company in the printing and converting industry since November 2006. Prior to that, he had been the President and CEO of Champion Printing, Inc., a direct mail printing company, for more than 15 years. Previously, he was Vice President Marketing of the Drackett Company, a division of Bristol-Myers Squibb. He currently serves on the boards of the Ohio Graphics Arts Health Fund and the Madeira/Indian Hill Fire Company. He has served as a director of the Company since 1996.

Steven C. Straus, age 51, is Chief Executive Officer of LCA-Vision Inc. He joined the Company on November 2, 2006. Previously, Mr. Straus served in various capacities at MSO Medical, a health management company, from December 2003 through October 2006, including at times as Chief Development Officer, Chief Operating Officer, President and, most recently, as advisor to the Board of Directors. Prior to joining MSO Medical, Mr. Straus was Chief Development Officer at Titan Health Corporation, an ambulatory surgery center company, from May 2003 to November 2003, and Vice President, General Manager of OR Partners, Ambulatory Surgery Center Division of TLC Vision Inc. from October 2001 through April 2003. Previously he was President of the Healthcare Products Group at Jordan Industries, Senior Vice President at Columbia/HCA and Medical Care, Inc. and he served in several management capacities at Baxter Healthcare and American Hospital Supply Corporation. He has been a member of the LCA-Vision Inc. Board of Directors since November 2006.

E. Anthony Woods, age 66, has been non-executive Chairman of the Board of Directors of LCA-Vision Inc. since March 2006. Mr. Woods has been Chairman of Deaconess Associations, Inc. (Deaconess), a healthcare holding company, since 2003, and was previously President and Chief Executive Officer of Deaconess, from January 1987 through February 2003. Mr. Woods is also Chairman and Chief Executive Officer of SupportSource, a healthcare consulting firm, a position he has held since February 2003. He is a director of Cincinnati Financial Corporation, Deaconess and Phoenix Health Systems. He has served as a director of the Company since 2004.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

The Board of Directors met seven times during 2006. Each director attended 100% of the meetings of the Board of Directors. Each director attended at least 96% of the total number of meetings of the Board of Directors and of all committees of the Board on which he served during the year, and six directors attended 100% of such meetings. The Board of Directors has determined that Messrs. Bahl, Cody, Hassan, Gutfreund and Woods are “independent” directors as defined in the Marketplace Rules of The NASDAQ Stock Market.

The Board of Directors has adopted Board governance guidelines and principles that, together with the charters of the Board committees, provide the framework for corporate governance at LCA-Vision. The Company also has a Code of Business Conduct and Ethics that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their services as directors. The Company’s Board of Directors has three standing committees: Audit, Compensation, and Nominating and Governance. Each committee is comprised solely of directors who are “independent” as defined above. The Board has adopted a charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Code of Business Conduct and Ethics, Board governance guidelines and principles and committee charters are available on the Company’s website at www.lasikplus.com by clicking on “Investors” and “Corporate Governance.” You may request a copy of any of these documents to be mailed to you as described on page 21 of this Proxy Statement. Any amendments to, or waivers from, the Code of Business Conduct and Ethics that apply to the Company’s principal executive and financial officers will be posted on the Company’s website.

The Company believes it is extremely important that its directors attend the Annual Meeting of Stockholders and expects them to do so each year, barring unforeseen circumstances. All of our directors attended the 2006 Annual Meeting.

Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial statements, internal controls over financial reporting and auditing, accounting and financial reporting process generally. The Audit Committee is responsible for the selection, compensation and oversight of the Company’s independent auditors and for the pre-approval of all audit and permitted non-audit services to be performed by the independent auditors. Among other things, the Committee meets with the independent auditors to review and discuss the adequacy and effectiveness of the Company’s internal controls and its disclosure controls and procedures; to review the Company’s significant accounting and reporting principles and practices; to discuss the auditors’ judgments on the quality of the Company’s accounting principles; and to discuss any management letters issued by the independent auditors. The Audit Committee also is responsible for receiving and investigating any complaints regarding questionable accounting or auditing matters and violations of the Company’s Code of Business Conduct and Ethics.

The Audit Committee held nine meetings in 2006. At four of these meetings, the Committee met separately with members of the Company’s internal audit department and with the Company’s independent auditors. The current members of the Committee are Messrs. Hassan (Chair), Bahl, Cody and Woods. The Board of Directors has determined that Mr. Hassan qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission (SEC).

Audit Committee Report

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1,

“Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

John C. Hassan (Chair)
William F. Bahl
Thomas G. Cody
E. Anthony Woods

Compensation Committee

The Compensation Committee consists of five independent directors of the Company. No member of the Committee has any interlocking relationship with the Company, as defined in applicable SEC rules and regulations. The Committee is responsible for developing and recommending the Company’s executive compensation principles, policies and programs to the Board of Directors. In addition, the Compensation Committee either determines or recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, determines the amount paid to each of the other executive officers of the Company. The principal responsibilities of the Compensation Committee include:

•	Review and approve corporate goals, objectives and compensation of the Company’s Chief Executive Officer (CEO), and evaluate the CEO’s performance.

•	Determine, or recommend to the Board for determination, the compensation of the other executive officers of the Company.

•	Discharge responsibilities of the Board with respect to the Company’s incentive compensation plans and equity-based plans and oversee the activities of the individuals responsible for administering these plans.

•	Approve issuances under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plan or parallel non-qualified plan pursuant to which a director, officer, employee or consultant will acquire restricted or unrestricted stock, performance units or options.

•	Approve issuances under, or any material amendment of, any stock incentive or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement to the individual’s entering into employment with the Company, will acquire restricted or unrestricted stock, performance units or options.

The Compensation Committee met five times during 2006. The CEO may not be present during any voting or deliberations of the Committee regarding the CEO’s compensation.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members. During 2006, the Committee did not delegate any of its duties or responsibilities.

The Committee prepares and reviews with the Board an annual performance self-evaluation. The performance evaluation also includes recommending to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee.

The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The authority to retain compensation consultants to assist in the evaluation of director, CEO or executive officer compensation is vested solely in the Committee. The Committee has utilized the services of Palmer & Cay and CCA Strategies LLC. These consultants have provided information to the Committee on the types and amounts of compensation paid to executive officers by various comparator groups of public companies. This information was used by the Committee as described under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Company’s Nominating and Governance Committee was established under and has the responsibilities set forth in its charter. During 2006, the Nominating and Governance Committee held seven meetings. The current members of the Nominating and Governance Committee are Messrs. Cody (Chair), Bahl, Gutfreund and Hassan.

Responsibilities of the Nominating and Governance Committee include searching for and recommending qualified nominees for election to the Board; identifying Board members qualified to fill vacancies on Board committees; recommending to the full Board programs and procedures relating to the compensation, evaluation, retention, retirement and resignation of directors; reviewing and making recommendations to the Board to address stockholder resolutions; addressing Board performance; and reviewing the performance of senior management for purposes of management succession. The Nominating and Governance Committee has the authority to engage outside advisors at the Company’s expense. The Nominating and Governance Committee will consider, on at least an annual basis, whether the number of directors should be increased, remain the same or be decreased. To the extent vacancies on the Board exist, either as the result of a director not standing for re-election or resigning or as a result of an increase in the size of the Board, the Nominating and Governance Committee will seek candidates who are qualified to fill the vacancy. In evaluating candidates, the Nominating and Governance Committee will consider such qualifications as its members then deem of most benefit to the Company. Experience in the healthcare field is considered a valuable but not necessary qualification.

In identifying director candidates, the Nominating and Governance Committee expects to rely upon the experience of its own members along with recommendations that may be made by others, including the Company’s Chief Executive Officer and stockholders of the Company. Stockholders who wish to suggest possible candidates should direct their suggestions to the attention of the Company’s General Counsel, who will then forward the suggestions to the Nominating and Governance Committee unless he determines that the suggestions are frivolous or not made in good faith. Candidates suggested by stockholders should at a minimum meet the qualifications set forth above. Candidates suggested by stockholders will be considered on the same basis as those suggested to the Nominating and Governance Committee by other individuals. The Nominating and Governance Committee does not expect to consider candidates suggested by stockholders later than 120 days prior to the date of mailing its Proxy Statement for the Company’s next Annual Meeting of Stockholders. In 2006, the Company did not receive any recommendations for director nominations from stockholders owning more than 5% of the Company’s common stock.

EXECUTIVE OFFICERS

The current executive officers of the Company are Steven C. Straus, Chief Executive Officer, and Alan H. Buckey, Executive Vice President/Finance and Chief Financial Officer. Information about Mr. Straus is given above under “Election of Directors.”

Alan H. Buckey, age 48, is Executive Vice President/Finance and Chief Financial Officer for LCA-Vision. He came to LCA-Vision from Pease Industries, a manufacturing company based in Fairfield, Ohio, where he served as Vice President, Finance from 1991 to February 2000. Prior to 1991, Mr. Buckey served as Chief Financial Officer of the Hilltop Companies, a contract laboratory research firm, and as a senior manager with Ernst & Young’s Great Lakes Consulting Group. While at Ernst & Young, he served as acting Chief Financial Officer of a start-up laser surgery management company which was the predecessor of LCA-Vision. He joined LCA-Vision in March 2000 as its Vice President, Finance and became Executive Vice President in January 2001. Mr. Buckey is a graduate of Miami University and holds an MBA from the Wharton School, University of Pennsylvania. He is a Certified Public Accountant.

During 2006, Mr. Craig P.R. Joffe served as a director and as Chief Operating Officer, General Counsel and Secretary of the Company. He also served as the Company’s Interim Chief Executive Officer from March 1, 2006 through November 1, 2006. Mr. Joffe resigned from the Board of Directors effective March 22, 2007. In addition, Mr. Joffe terminated his employment with the Company effective March 30, 2007. Mr. Joffe had served the Company as an executive officer since 2003. He had been a member of the Board since 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The undersigned members of the Compensation Committee of the Board of Directors of LCA-Vision Inc. during 2006 and currently have furnished the following report for inclusion in this Proxy Statement.

The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders.

William F. Bahl (Chair)
Thomas G. Cody
John H. Gutfreund
John C. Hassan
E. Anthony Woods

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs are designed to provide its executive officers with market-competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Compensation Committee or the Board. The objectives of the Company’s executive compensation program as developed by the Compensation Committee are to:

•	Provide a direct link between executive officer compensation and the interests of the Company’s stockholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Company.

•	Support the achievement of the Company’s annual and long-term goals and objectives as determined annually by the Committee or the Board.

•	Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance and share dilution considerations.

•	Provide compensation plans and arrangements that encourage the retention of better-performing executives.

To help assess the level of executive compensation relative to comparable companies, the Compensation Committee has utilized the services of professional compensation consultants. The consultants prepared an analysis of 41 companies representing direct competitors, medical technology companies with similar market capitalization and high growth retail and technology companies.

Components and Philosophy of Executive Compensation

The compensation of executive officers of the Company includes (i) base salary, (ii) annual incentive cash bonuses, and (iii) long-term equity incentive compensation. Cash bonuses and long-term equity incentives (collectively, “Incentive Compensation”) represent a significant portion of an executive officer’s potential annual compensation. In general, the proportion of an executive officer’s compensation that is Incentive Compensation increases with the level of responsibility of the officer. The Compensation Committee allocates a portion of total maximum compensation to each of these elements of compensation as set forth under the Annual Incentive Bonuses (Non-Equity Compensation) and Long-Term Equity Incentive Grants portions of this Proxy Statement. These allocations are intended to provide an appropriate salary to the Company’s executive officers while making the greater part of their compensation contingent on, and tied to, the Company’s performance. The allocation to annual incentive cash bonuses is intended to encourage and reward short-term success. The allocation to equity incentive compensation, in addition to encouraging and rewarding success over the performance period, ties the executive’s interest to the long-term success of the Company by giving the executive an equity interest in the Company.

The compensation program is designed to further the current strategic goals of the Company which are to increase stockholder value by focusing on increasing pre-tax income through increases in revenue coupled with operating efficiencies. Executive officers also receive various benefits generally available to all employees of the Company, such as a 401(k) plan and medical plans.

The Compensation Committee seeks to set total compensation for the Company’s executive officers at levels that are competitive with that paid to executives with similar levels of responsibilities at similarly-sized corporations that are deemed comparable to the Company. For 2006 and future years, the Compensation Committee’s goal is to provide total compensation, assuming maximum performance targets for Incentive Compensation are met, that approaches the 75th percentile of total compensation at such comparable companies.

In setting annual and long-term Incentive Compensation goals and performance levels, the Committee intends to provide the executives a challenging yet reasonable opportunity to reach the threshold amount, while requiring substantial growth to reach the maximum level.

Base Salaries

The Compensation Committee seeks to set base salaries for the Company’s executive officers at levels that are competitive with median levels for executives with similar roles and responsibilities at similar-sized companies. The Committee has established a target range of 80% to 120% of median level. In setting annual salaries for individuals, the Compensation Committee first considers the compensation paid for similar positions at similar-sized companies and the executive’s experience, level and scope of responsibility as a benchmark forecast. It then considers individual performance of the executive measured against expectations in developing its salary increase recommendations. The base salaries of the Company’s executive officers, Steven C. Straus and Alan H. Buckey, have been set at $350,000 and $280,000, respectively, for 2007.

Annual Incentive Bonuses (Non-Equity Incentive Compensation)

The Company’s Executive Cash Bonus Plan establishes performance criteria for the payment of annual bonuses to the Company’s executive officers and such other additional employees as may be selected by the Compensation Committee from time to time. Bonus amounts are calculated as a percent of base salary at the end of the year based upon the extent to which threshold, target and maximum performance goals set annually by the Committee are achieved. The 2006 performance measure was pre-tax income. Based upon 2006 performance, Mr. Joffe and Mr. Buckey were paid bonuses of $128,475 and $115,627, respectively.

Bonus levels for achieving the threshold, target and maximum performance for 2007 are 75%, 100% and 125% of base salary, respectively, for Mr. Straus, with linear interpolation between those percentages. These levels were established in accordance with Mr. Straus’ employment agreement, which is described below. For Mr. Buckey, the bonus levels for achieving threshold, target and maximum performance are 20%, 40% and 60% of base salary, respectively. The 2007 performance measure is pre-tax income. The Committee may select one or more additional or different objective performance measures in the future.

Long-Term Equity Incentive Grants

The Company’s stock incentive plans authorize the Compensation Committee to award stock options and restricted stock to executive officers and other key employees. Stock incentive grants are designed to align the long-term interests of the Company’s key employees with those of its stockholders by enabling key employees to develop and maintain significant long-term equity ownership positions. Prior to 2006, grants were made in the form of stock options. Primarily as a result of the financial implications associated with the change in accounting treatment of stock options under FAS 123(R), all equity incentive grants in 2006 were made in the form of restricted stock awards.

The number of stock incentives granted to an executive officer is a function of the executive’s level of responsibility. Variance among these numbers is based upon the Compensation Committee’s reasoned expectation of the executive’s future contribution to the Company.

In early 2006, the Compensation Committee initiated a long-term equity incentive program under which a performance measure for the year is established, performance goals are set and threshold, target and maximum Performance Share Award opportunities are made to the Company’s executive officers at the beginning of each year. Shares of restricted stock then are issued to the executives early in the following year to the extent that the performance goals have been achieved. The restricted shares earned may not be sold by the holder until the third anniversary of the date on which the Performance Share Award was granted and will be forfeited if the holder’s employment with the Company terminates before that date for any reason other than death or disability. The restricted shares have voting and dividend rights during the restricted period.

The performance measure for 2006 was pre-tax income. Mr. Joffe and Mr. Buckey each earned 8,565 restricted shares based upon 2006 performance. Mr. Buckey’s shares will vest on March 2, 2009. Mr. Joffe’s shares were forfeited upon his termination of employment. Mr. Hassey’s award opportunity was forfeited when his employment terminated in October 2006.

On February 28, 2007, the Compensation Committee established the terms for the 2007 program. The 2007 performance measure is pre-tax income. Mr. Buckey has threshold, target and maximum award opportunities of 4,000, 8,000 and 12,000 shares. Mr. Straus has threshold, target and maximum amounts, which were provided for in his November 2006 employment agreement, of 6,275, 9,365 and 12,455 shares, respectively. Mr. Straus did not receive an additional Performance Share Award in February 2007.

The Committee also makes time-based Restricted Share Unit awards from time to time. Each of Mr. Craig P. R. Joffe and Mr. Straus received such an award in 2006, as further described below under “Basis for Chief Executive Compensation.” No dividends are paid on, and no voting rights attach to, these units prior to vesting. Upon vesting, unrestricted shares are issued.

Basis for Chief Executive Compensation

Stephen N. Joffe stepped down as Chief Executive Officer as of March 1, 2006. Dr. Joffe received an annual salary of $600,000, payable according to normal Company procedures, for his services until March 15, 2006. Dr. Joffe also received an immediate one-time payment of $1,000,000 for his services to the Company for 2006. Dr. Joffe was not eligible for any cash bonus, options, restricted stock or other payments except as described above.

Effective as of March 1, 2006, Craig P. R. Joffe was appointed Interim Chief Executive Officer. Mr. Craig P. R. Joffe’s compensation for 2006 was set on the basis described above for the Company’s other executive officers, except that on March 2, 2006 he received a time-based Restricted Share Unit award of 2,000 shares that vested in one-third increments over a three-year period. Two-thirds of these shares were forfeited upon Mr. Joffe’s termination of employment.

Effective November 2, 2006, Steven C. Straus was appointed Chief Executive Officer. Mr. Straus has an employment agreement with the Company dated November 1, 2006. The agreement was designed by the Compensation Committee in accordance with the principles described above under “Components and Philosophy of Executive Compensation.” The principal terms of the agreement are as follows:

•	Annualized salary of $350,000, subject to increase by the Compensation Committee.

•	Participation in the Company’s Executive Cash Bonus Plan with a cash bonus target equal to 100% of his annual base salary, beginning January 1, 2007. The threshold bonus will be 75% of his annual base salary and the maximum bonus will be 125% of his annual base salary. The target, threshold and maximum bonus goals were established by the Compensation Committee on February 28, 2007.

•	Participation in the Company’s 2006 Stock Incentive Plan. Mr. Straus received time-based Restricted Share Units for 4,682 shares based upon the fair market value on the date of his employment and a Performance Share Award for 9,365 shares. Performance Shares will be earned at threshold (67%), target (100%) and maximum (133%) levels based on Company performance metrics for 2007 determined by the Compensation Committee in the same manner as described above. Performance Shares earned for 2007 will be issued in early 2008. Both Mr. Straus’ Restricted Share Units and any Performance Shares earned for 2007 will vest on November 2, 2009, the third anniversary of his date of employment.

•	Application of the Company’s standard Confidentiality Agreement, which provides that for a period of one year after termination of his employment with the Company, he will not render services, directly or indirectly, to any competing organization or solicit employees of the Company to join any competing organization.

The agreement has a one year term that will be automatically renewed for successive one year periods, unless either the Company or Mr. Straus provides written notice to the other party not to so renew at least 120 days prior to the anniversary date.

Potential Post-Employment Payments

Under the terms of Mr. Straus’ employment agreement, in the event the Company terminates Mr. Straus’ employment without Cause or he terminates his employment for Good Reason (as each is defined in the agreement), or his employment terminates upon the expiration of any one-year employment term as a result of a Company notice to him of non-renewal of the employment term, or his employment terminates due to death or disability, he will be entitled to the following severance and benefits in addition to any then-accrued and unpaid compensation and benefits from the Company: (i) continuation of base salary, payable monthly, for 12 months following termination, (ii) continuation of health, dental and vision benefits for 12 months with premiums charged to him at active employee rates, (iii) in the case of any such termination occurring after the sixth complete month of the fiscal year of termination, a bonus under the Executive Cash Bonus Plan for the year of termination in an amount based on actual performance for the year (provided all subjective individual performance measures will be deemed satisfied), pro-rated for the fraction of the year during which he was employed, and payable when annual bonuses are paid to other senior executives, (iv) all of his time-based Restricted Share Units will vest in full and all of his Performance Share Awards will vest pro rata (and be treated as having been earned at a target level of performance if the performance period is not then completed) based on the ratio of the number of days employed from the date of grant to the number of days constituting the vesting period. In the event of a Change of Control (as defined under the 2006 Stock Incentive Plan), all of his time-based Restricted Share Units will vest in full and all of his Performance Share Awards will be treated as earned at target (if the performance period is not then completed) and will vest in full. All of the foregoing payments are subject to downward adjustment to avoid the application of certain excise taxes.

Accounting and Tax Treatments of Executive Compensation

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code prohibits the Company from taking an income tax deduction for any compensation in excess of $1 million per year paid to its Chief Executive Officer or any of its other four most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders. The Company’s long-term stock incentive plans were approved by stockholders, and are intended to qualify as performance-based compensation and be fully deductible by the Company. The Company’s annual cash bonus plan has not been approved by stockholders and does not so qualify.

Deferred Compensation.  The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. The regulations implementing this statute were issued in mid-April 2007. The Company has taken steps to assure good faith compliance with the law and is in the process of harmonizing its Deferred Compensation Plan, as well as other plans and arrangements that may be impacted, with the final regulations.

Stock-Based Compensation Accounting.  On January 1, 2006, the Company adopted SFAS 123(R), which resulted in recognition of stock-based awards granted on or after that date as stock-based compensation expense over the period from the grant date to the date the employee is no longer required to provide service to earn the award, which could be immediately in the case of retirement-eligible employees. The Compensation Committee considers the accounting treatment in its decisions to make stock-based awards and specifically option grants.

Review of Past Awards

When evaluating the current year compensation awards, the Compensation Committee reviews awards made in prior years in addition to benchmark data from comparable companies.

Adjustment or Recovery of Awards

Under the 2006 Stock Incentive Plan, if at any time within one year after the date on which a participant exercised an option or on which Restricted Stock vests, the Committee determines in its discretion that the Company or a Subsidiary has been materially harmed by the participant, then any gain realized by the participant shall be paid by the participant to the Company upon notice from the Company.

Timing of Grants

The Company has not timed, and does not intend to time, its release of material non-public information for the purpose of affecting the value of executive compensation. The current policy of the Compensation Committee is that, in the future, grants of options or restricted stock for all employees, including executive officers, will be approved during, or pre-approved with an effective grant date during, a trading “window period,” which the Company defines as a period beginning on the third day following release of its quarterly financial results and ending 15 days before the end of the next fiscal quarter. If the Company is in possession of material non-public information at the time of any proposed grant, action may be deferred until the information has been made public. Restricted stock grants to newly appointed or newly promoted executive officers will be effective on the date approved by the Compensation Committee (or, if later, the first day of employment).

In the past, the Company did not have a formalized practice for the timing of equity-based awards. The timing of equity awards was dependent on the schedule of Compensation Committee meetings, the ability to complete all recommendations for awards and other factors, such as the Committee’s need to obtain additional comparative data prior to their approval of awards.

Stock Ownership Guidelines for Executive Officers

It is the intention of the Company that the interests of the named executives be aligned with those of the stockholders. Therefore, ownership of the Company’s common stock having value of at least $120,000 is encouraged through stock ownership guidelines adopted by the Board.

The value of the following holdings by participants counts toward the ownership guidelines:

•	Vested and unvested restricted stock;

•	The value of exercisable “in-the-money” employee stock options (fair market value less exercise price); and

•	Any other shares of common stock beneficially held by the participant.

EXECUTIVE COMPENSATION

Summary

The following table summarizes the compensation of our Principal Executive Officer and Principal Financial Officer and of each of our other executive officers during 2006 for services rendered to the Company in all capacities (the “named executives”). Stephen N. Joffe stepped down as Chief Executive Officer effective March 1, 2006 and Craig P. R. Joffe was appointed Interim Chief Executive Officer the same date. Steven S. Straus was named Chief Executive Officer on November 2, 2006.

Summary Compensation Table

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)		($)(5)(6)	($)(7)	($)	($)	($)

Steven C. Straus	2006	$70,833	(1)	$8,612	$0	$0	$0	$79,445
Principal Executive Officer
Alan H. Buckey	2006	$270,000		$102,096	$216,727	$115,627	$1,000	$705,450
Principal Financial Officer
Craig P. R. Joffe	2006	$300,000	(2)	$125,642	$209,368	$128,475	$0	$763,485
Former Chief Operating Officer, General Counsel, and Secretary
Dr. Stephen N. Joffe	2006	$1,125,000	(3)	$0	$0	$0	$1,000	$1,126,000
Former Chairman and Chief Executive Officer
Kevin M. Hassey	2006	$203,110	(4)	$0	$118,901	$0	$0	$322,011
Former President

(1)	Mr. Straus began employment with the Company on November 2, 2006.

(2)	Mr. Craig P.R. Joffe terminated his employment with the Company effective March 30, 2007.

(3)	Dr. Stephen Joffe terminated his employment with the Company effective March 15, 2006.

(4)	Mr. Hassey terminated his employment with the Company effective October 6, 2006.

(5)	Represents expense recognized in 2006 in accordance with FAS 123(R). No stock awards were granted in prior years. The fair value of stock awards made in 2006 was determined by the closing market value of the common stock on the date of grant.

(6)	The Long-Term Equity Incentive Grants section under Compensation Discussion and Analysis describes the equity awards granted to the named executives in 2006.

(7)	Represents expense recognized in 2006 in accordance with FAS 123(R) for stock options issued prior to January 1, 2006 but not vested by January 1, 2006. No stock options were granted in 2006. For the detail of outstanding stock options for the named executives, please refer to the “Outstanding Equity Awards at Fiscal 2006 Year End” table. The fair value of each stock option is estimated on the date of the grant using a Black-Scholes option pricing model that uses assumptions noted in the following table. Expected volatility is based on a blend of implied and historical volatility of our common stock. We use historical data on exercises of stock options and other factors to estimate the expected term of the share-based payments granted. The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant. The expected life of the options is based on historical data and is not necessarily indicative of exercise patterns that may occur.

The fair value of each common stock option granted during 2005, 2004 and 2003 was estimated using the following weighted-average assumptions:

	2005	2004	2003

Dividend yield	1.0 - 1.2%	1.2%	0%
Expected volatility	77 - 93%	52 - 91%	89 - 97%
Risk-free interest rate	3.28 - 4.33%	1.52 - 3.48%	1.44 - 3.21%
Expected lives (in years)	2 - 5	2 - 5	2 - 5

Plan-Based Compensation

The following table summarizes the grants of cash or equity-based compensation to the named executives in 2006.

2006 Grants of Plan-Based Awards

								All Other
								Stock	Grant Date
								Awards:	Fair
								Number of	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Stock and
	Grant	Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(3)			Stock or	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)

Steven C. Straus	11/2/2006	$262,500	$350,000	$437,500	—	—	—	4,682	$160,000
	11/2/2006	—	—	—	6,275	9,365	12,455	—	$320,000
Alan H. Buckey	3/2/2006	$54,000	$108,000	$162,000	4,000	8,000	12,000	—	$339,760
Craig P.R. Joffe(1)	3/2/2006	$60,000	$120,000	$180,000	4,000	8,000	12,000	—	$339,760
	3/2/2006	—	—	—	—	—	—	2,000	$84,940
Dr. Stephen N. Joffe	—	—	—	—	—	—	—	—	—
Kevin Hassey(1)	3/2/2006	$54,000	$108,000	$162,000	4,000	8,000	12,000	—	$339,760

(1)	Mr. Hassey’s and Mr. Craig P.R. Joffe’s performance-based awards and two-thirds of Mr. Joffe’s stock option award ultimately were forfeited due to their terminations of employment.

(2)	Awards under the Company’s Executive Cash Bonus Plan. See “Compensation Discussion and Analysis — Annual Incentive Bonus (Non-Equity Incentive Compensation)” for a discussion of this plan. Mr. Straus’ award was established in his November 2, 2006 employment agreement but relates to Company performance during 2007.

(3)	Awards under the Company’s 2006 Stock Incentive Plan. See “Compensation Discussion and Analysis — Long-Term Equity Incentive Grants” for a discussion of awards under this plan.

The following table details information on outstanding equity-based compensation awards for the named executives as of December 31, 2006.

	Outstanding Equity Awards at Fiscal 2006 Year-End
								Stock Awards
												Equity
											Equity	Incentive
											Incentive	Plan
	Option Awards										Plan	Awards:
					Equity						Awards:	Market or
					Incentive						Number of	Payout
					Plan					Market	Unearned	Value of
					Awards:					Value	Shares,	Unearned
		Number of	Number of		Number of			Number of		of Shares or	Units or	Shares,
		Securities	Securities		Securities			Shares or		Units of	Other	Units or
		Underlying	Underlying		Underlying			Units of		Stock	Rights	Other
		Unexercised	Unexercised		Unexercised	Option	Option	Stock That		That	That Have	Rights That
		Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Not	Have Not
Name		Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)

Steven C. Straus		—	—		—			4,682	(1)	$160,874	9,365	$321,781
Alan H. Buckey		7,650	—		—	$5.92	6/27/2013	8,565	(2)	$294,293	—	—
		15,000	—			$12.19	12/9/2013
		21,001	31,500	(3)		$16.60	9/10/2014
		15,000	22,500	(4)		$16.57	9/10/2014

		58,651	54,000
Craig P. R. Joffe		37,500	—		—	$2.25	3/17/2013	2,000	(5)	$68,720	—	—
		22,501	—			$12.19	12/9/2013	8,565	(6)	$294,293
		15,000	22,500	(7)		$16.60	9/10/2014
		15,000	22,500	(8)		$16.57	9/10/2014

		90,001	45,000
Dr. Stephen N. Joffe		—	—		—			—		—	—	—
Kevin M. Hassey		—	—		—			—		—	—	—
Vesting Schedule
Steven C. Straus		(1)
	11/2/2009	4,682
Alan H. Buckey		(2)	(3)		(4)
	9/10/2007		10,500		7,500
	9/10/2008		10,500		7,500
	3/2/2009	8,565
	9/10/2009		10,500		7,500

		8,565	31,500		22,500

Craig P. R. Joffe		(5)	(6)		(7)	(8)
	3/2/2007	667
	9/10/2007				7,500	7,500
	3/2/2008	667
	9/10/2008				7,500	7,500
	3/2/2009	666	8,565
	9/10/2009				7,500	7,500

		2,000	8,565		22,500	22,500

The following table summarizes the value to the named executives of stock options exercised or restricted awards vested during 2006. The option award value realized on exercise was calculated by multiplying the number of shares purchased by the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Number of
	Shares		Number of
	Acquired	Value	Shares	Value
	on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Steven C. Straus	—	—	—	—
Alan H. Buckey	—	—	—	—
Craig P. R. Joffe	—	—	—	—
Dr. Stephen N. Joffe	—	—	—	—
Kevin M. Hassey	73,500	$2,139,480	—	—

The Company offers a non-qualified deferred compensation plan. Eligible participants include all surgeons, whether employees or independent contractors of LCA-Vision or employees or independent contractors of Professional Corporations that are affiliated with LCA-Vision. Eligible participants also include other employees of LCA-Vision with annual base compensation for such year equal to or exceeding $120,000. The Company has not provided any match to the participant deferral. The following table summarizes deferred compensation information for the named executives.

2006 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance
	in Last FY	in Last FY	Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)

Steven C. Straus	—	—	—	—	—
Alan H. Buckey	—	—	—	—	—
Craig P. R. Joffe	—	—	—	—	—
Dr. Stephen N. Joffe	—	—	—	—	—
Kevin M. Hassey	—	—	$4,733	—	$50,924

Since the Company provides no match to participant deferrals, none of the aggregate earnings were reported as compensation for 2006 in the Summary Compensation Table.

Potential Post-Employment Payments

If Mr. Steven C. Straus’ employment had terminated at December 31, 2006, under the terms of his employment agreement, he would have been entitled to the post-employment payments and benefits set forth below. For additional information, see “Compensation Discussion and Analysis — Potential Post-Employment Payments.”

			Termination
			Upon	Involuntary Termination
	Voluntary Termination		Disability		Without Cause/	Change in
	Good Reason	Other	or Death	For Cause	Expiration(5)	Control

Executive Benefits and Payments Upon Termination
Compensation
Severance(1)	$350,000	—	$350,000	—	$350,000	—
Non-equity Incentive Plan Payments(2)	—	—	—	—	—	—
Time-Based Restricted Stock(3)	$160,874	—	$160,874	—	$160,874	$160,874
Performance-Based Restricted Stock(4)	$17,632	—	$17,632	—	$17,632	$321,781
Benefits and Perquisites
Health and Welfare Benefits	$8,617	—	$8,617	—	$8,617	—
Continuation

Total compensation	$537,123	—	$537,123	—	$537,123	$482,655

(1)	For purposes of this analysis, we used Mr. Straus’ base salary at December 31, 2006 of $350,000.

(2)	Mr. Straus did not have a non-equity incentive plan bonus opportunity for 2006.

(3)	As of December 31, 2006 Mr. Straus had 4,682 time-based restricted share units that had not yet vested.

(4)	As of December 31, 2006 Mr. Straus had 9,365 performance-based restricted share units at target level of performance that had not yet been earned or vested.

(5)	Expiration refers to termination of employment upon the expiration of any one-year term of Mr. Straus’ employment agreement as a result of the Company notifying him of a non-renewal.

Director Compensation

During the first half of 2006, our non-employee directors were paid cash fees of $5,000 per calendar quarter plus reimbursement of related out-of-pocket expenses. In addition, directors received Restricted Share Units under the 2006 Stock Incentive Plan. The non-employee directors do not receive any perquisites.

Beginning in June 2006, and currently, non-employee directors receive an annual fee of $40,000, paid one-half in cash and one-half in shares of unrestricted common stock. Payments are made quarterly in arrears, pro-rated from the time that an individual first becomes a director. In addition, in June 2006 each non-employee director received a Restricted Share Unit award having a value of $75,000. These Units were issued at the close of business on the date of the Company’s 2006 annual meeting of stockholders and pro-rated based upon the date upon which an individual first became a director. The Restricted Share Units will vest over a two-year period, at the rate of 50% a year on the anniversary date of award, contingent on the individual remaining a non-employee director on those dates. The Nominating and Governance Committee expects to recommend a similar grant of Restricted Share Units for 2007, but has not yet determined the value of this grant. The chairman of the Audit Committee of the Board of Directors receives an annual cash payment of $10,000 and the Chairs of the Compensation Committee and Nominating and Governance Committee receive an annual cash payment of $5,000 each, payable quarterly. Finally, upon first becoming a non-employee director, an individual receives a grant of 1,000 shares of Restricted Share Units which vests over a two-year period. In addition to the compensation to non-employee directors listed above, Mr. E. Anthony Woods for his board service as non-executive Chairman of the Board receives an annualized fee of $225,000,

$100,000 paid in cash and $125,000 paid on a quarterly basis in unrestricted shares of common stock. In December 2006, the Compensation Committee awarded Mr. Woods additional compensation of $240,000 in consideration of the services provided by him as Chairman of the Board of Directors to the Company during the period from March 15 to December 15, 2006.

During 2006, the Board of Directors adopted a policy requiring each non-employee member of the Board of Directors to own beneficially shares of Common Stock of the Company equal to three times such annual director’s fee, or approximately $120,000; this ownership is to be achieved by the second anniversary of an individual’s election or appointment as a director of the Company. The value of the following holdings counts towards the ownership guidelines: vested and unvested restricted stock; the value of exercisable “in-the-money” stock option (fair market value) less exercise price; any other shares of beneficially owned common stock.

Steven C. Straus and Craig P. R. Joffe, who was a director during 2006, did not receive any additional compensation for serving on the Board.

The following table summarizes the compensation paid to directors of the Company during 2006.

2006 Director Compensation

				Change in
				Pension
				Value and
				Non-Qualified
				Deferred
	Fees Earned	Stock	Option	Compensation	All Other
	or Paid in	Awards	Awards	Earnings	Compensation		Total
Name	Cash ($)(1)	($)(2)(4)	($)(3)(4)	($)	($)		($)

E. Anthony Woods	$339,167	$134,285	$69,658	—	—		$543,110
Chairman of the Board
William F. Bahl	$22,750	$35,722	$259,814	—	—		$318,286
Thomas G. Cody	$22,750	$35,722	$259,814	—	—		$318,286
John H. Gutfreund	$20,000	$35,722	$59,754	—	—		$115,476
John C. Hassan	$25,500	$35,722	$59,754	—	—		$120,976
David Whiting, M.D.(5)	—	$36,781	$44,171	—	$120,000	(6)	$200,952

(1)	Mr. Woods generally receives compensation of $100,000 in cash and $125,000 in shares for his services as non-executive Chairman of the Board. As described above, he received an additional payment of $240,000 for such services during the period from March 15 to December 15, 2006.

(2)	Represents equity compensation expense recorded in the 2006 financial statements in accordance with FAS 123(R) for stock awards made to the directors during 2006. No stock awards were granted in prior years.

(3)	Represents equity compensation expense recorded in the 2006 financial statements in accordance with FAS 123(R) for stock options issued to directors prior to January 1, 2006 that had not vested by January 1, 2006. No stock options were granted in 2006. The fair value of each stock option is estimated on the date of the grant using a Black-Scholes option pricing model that uses assumptions noted in the following table. Expected volatility is based on a blend of implied and historical volatility of our common stock. We use historical data on the exercises of stock options and other factors to estimate the expected term of the share-based payments granted. The risk free rate is based on the U.S. Treasury yield curve in effect at the date of grant. The expected life of the option is based on historical data and is not necessarily indicative of exercise patterns that may occur.

The fair value of each common stock option granted during 2005, 2004 and 2003 was estimated using the following weighted-average assumptions:

	2005	2004	2003

Dividend yield	1.0 - 1.2%	1.20%	0%
Expected volatility	77 - 93%	52 - 91%	89 - 97%
Risk-free interest rate	3.28 - 4.33%	1.52 - 3.48%	1.44 - 3.21%
Expected lives (in years)	2 - 5	2 - 5	2 - 5

(4)	The grant date of fair value as measured by FAS 123(R) for awards made to directors in 2006 are as follows:

	March 2,	June 12,	July 5,	July 12,	September 29,	December 29,
	2006	2006	2006	2006	2006	2006	Total

E. Anthony Woods	$—	$75,014	$36,471	$4,641	$36,229	$36,215	$188,570
William F. Bahl	—	75,014	5,012	—	4,999	4,982	90,007
Thomas G. Cody	—	75,014	5,012	—	4,999	4,982	90,007
John H. Gutfreund	—	75,014	5,012	—	4,999	4,982	90,007
John C. Hassan	—	75,014	5,012	—	4,999	4,982	90,007
David Whiting, M.D.	42,445	—	5,012	—	9,997	9,999	67,453

The aggregate number of stock awards and stock options outstanding at December 31, 2006 for directors was:

	Stock
	Awards	Options	Total

E. Anthony Woods	1,594	33,713	35,307
William F. Bahl	1,594	28,857	30,451
Thomas G. Cody	1,594	28,857	30,451
John H. Gutfreund	1,594	2,344	3,938
John C. Hassan	1,594	9,376	10,970
David W. Whiting, M.D.	1,000	15,025	16,025

(5)	Dr. Whiting also is paid by Columbus Eye Associates, P.C., an Ohio Professional Corporation, for professional services rendered.

(6)	Dr. Whiting is paid $10,000 monthly to serve as Medical Director for the Minnesota market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of our common stock, the Company’s only voting security, as of June 15, 2007, by (1) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each current director and named executive, and (3) all current directors and executive officers as a group. The Company has no information concerning the current share ownership of its former executive officers.

SEC rules provide that shares of common stock which an individual or group has a right to acquire within 60 days of June 15, 2007 are deemed to be outstanding for purposes of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

	Amount and Nature
Name and Address of Beneficial Owner	of Ownership(1)		Percent of Class

Barclays Global Investors, NA	2,047,724	(2)	10.2%
45 Fremont Street, 17th Floor San Francisco, CA 94105
Lord Abbett & Co., LLC	1,706,467	(3)	8.5%
90 Hudson Street, 11th Floor Jersey City, NJ 07302
Columbia Wanger Asset Management, L.P.	1,602,000	(4)	8.0%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Tremblant Capital Group	1,566,905	(5)	7.8%
767 Fifth Avenue New York, NY 10153
The Guardian Life Insurance Company of America	1,510,731	(6)	7.5%
Guardian Investor Services LLC RS Investment Management Co. RS Partners Fund
HWP Capital Partners II L.P.	1,303,882	(7)	6.5%
300 Crescent Court, Suite 1700 Dallas, TX 75201
Ziff Asset Management L.P.	1,252,930	(8)	6.2%
283 Greenwich Avenue Greenwich, CT 06830
E. Anthony Woods, Chairman of the Board	50,099	(9)	*
Steven C. Straus, Chief Executive Officer	—
William F. Bahl, Director	37,135	(10)	*
Thomas G. Cody, Director	30,135	(11)	*
John H. Gutfreund, Director	5,322	(12)	*
John C. Hassan, Director	18,123	(13)	*
David W. Whiting, M.D., Director	12,785	(14)	*
Alan H. Buckey, Executive Vice President/Finance, CFO	131,014	(15)	*
All current directors and executive officers as a group (8 persons)	284,613	(16)	1.4%

*	Less than 1%

(1)	Except as otherwise noted, the persons named in the table have sole voting and dispositive powers with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	This information is based on a Schedule 13G filed with the SEC on January 23, 2007, in which Barclays Global Investors, NA reported having sole voting power over 1,383,275 shares and sole dispositive power over 1,445,515 shares, Barclays Global Fund Advisors reported having sole voting and dispositive powers over 588,990 shares and Barclays Global Investors, Ltd reported having sole voting and dispositive powers over 13,219 shares. According to the filing, the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2007, in which Lord Abbett & Co. LLC reported having sole voting power over 1,436,866 shares and sole dispositive power over 1,706,467 shares.

(4)	This information is based on a Schedule 13G filed with the SEC on January 12, 2007.

(5)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2007.

(6)	This information is based on a Schedule 13G filed with the SEC on February 9, 2007, in which The Guardian Life Insurance Company of America, Guardian Investor Services LLC and RS Investment Management Co. LLC each reported having shared voting and dispositive powers over 1,510,731 shares.

(7)	This information is based on a Schedule 13G filed with the SEC on December 22, 2006.

(8)	This information is based on a Schedule 13G/A filed with the SEC on February 12, 2007, in which the filers reported having shared voting and dispositive powers over the shares.

(9)	Includes for Mr. Woods 33,713 shares issuable upon the exercise of certain unexercised stock options.

(10)	Includes for Mr. Bahl 28,857 shares issuable upon the exercise of certain unexercised stock options.

(11)	Includes for Mr. Cody 28,857 shares issuable upon the exercise of certain unexercised stock options.

(12)	Of the shares owned by Mr. Gutfreund, 2,978 are held in a margin account.

(13)	Includes for Mr. Hassan 9,376 shares issuable upon the exercise of certain unexercised stock options. Of the shares owned by Mr. Hassan, 7,950 are held in a margin account.

(14)	Includes for Dr. Whiting 11,691 shares issuable upon the exercise of certain unexercised stock options.

(15)	Includes for Mr. Buckey 58,651 shares issuable upon the exercise of certain unexercised stock options.

(16)	Includes 173,489 shares issuable upon the exercise of certain unexercisable stock options held by such persons.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board’s action in appointing Ernst & Young LLP, independent registered public accountants to audit the Company’s financial statements for the year 2007. Ernst & Young has served as independent auditors of the Company since 2001.

In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2007 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Information on fees billed by Ernst & Young for services during 2006 and 2005 is provided below.

Audit Fees.  For professional services rendered for the audit of the Company’s fiscal year 2006 and 2005 financial statements and the review of the consolidated financial statements included in the Company’s fiscal year 2006 and 2005 Forms 10-Q, Ernst & Young billed the Company a total of approximately $447,544 and $327,000, respectively. Audit services provided by Ernst & Young included an audit of the Company’s captive insurance company.

Tax Fees.  The Company did not use Ernst & Young for any tax compliance services in 2006. The aggregate fees billed by Ernst & Young for professional services rendered for tax compliance services in 2005 were approximately $5,600.

All Other Fees.  Ernst & Young did not perform any services for the Company in 2006 or 2005 other than the audit and tax services described above.

The Company’s Audit Committee approved the services provided and the fees charged by Ernst & Young described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young.

The Board of Directors of the Company recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

CERTAIN TRANSACTIONS

During 2006 and through the record date for the Annual Meeting, there were no transactions or series of transactions involving the Company and any of its executive officers, directors, holders of more than 5% of LCA-Vision common stock or any immediate family member of any of the foregoing persons that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Any situation that might be construed as disqualifying a director as “independent” will be brought to the attention of the Nominating and Governance Committee which will make a recommendation to the Board regarding the director’s continued service on Board Committees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of security ownership and changes in that ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of these forms, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 2006, except for the following filings, which were made after their due dates. Form 4s for Messrs. Bahl, Cody, Gutfreund, Hassan, Whiting and Woods reporting the automatic payment in stock of a portion of their director compensation for the quarter ended September 30, 2006; a Form 4 for Mr. Craig P. R. Joffe upon a grant of restricted stock on March 2, 2006; Form 4s for Messrs. Joffe and Whiting for the withholding of shares to pay taxes on the partial vesting of restricted stock awards on March 2, 2007; and a Form 5 for Mr. Gutfreund to report a gift made during 2006.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders to communicate with members of the Board. A stockholder should direct his or her communication in writing to the attention of the Company’s General Counsel at the address shown on the cover of this Proxy Statement. The General Counsel will forward the communication to the members of the Board of Directors unless he determines that the communication is frivolous or has not been made by the stockholder in good faith.

2008 ANNUAL MEETING OF STOCKHOLDERS

In order for any stockholder proposal to be eligible for inclusion in our Proxy Statement and on our proxy card for the 2008 Annual Meeting of Stockholders, it must be received by the Company’s Secretary at the address shown on the cover of this Proxy Statement prior to the close of business on December 14, 2007. Any proposal received after such date will be considered untimely. The proxy card we distribute for the 2008 Annual Meeting may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by management) if we do not receive notice of the matter at the above address prior to the close of business on March 14, 2008.

OTHER MATTERS

We do not know of any other business to be presented at the Annual Meeting and do not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, we intend that the persons named in the accompanying proxy will vote on those matters according to their best judgment in the interests of LCA-Vision.

A copy of the Company’s annual report on Form 10-K/A accompanies this Proxy Statement. You may obtain without charge the exhibits to the Form 10-K/A by writing to the Secretary of the Company at the Company’s address shown on the cover page of this Proxy Statement or calling 513-792-5629. The exhibits also are available on the website of the Securities and Exchange Commission at www.sec.gov and, with the Form 10-K/A, on the Company’s websites at www.lasikplus.com and www.lca-vision.com.

By Order of the Board of Directors

Steven C. Straus
Chief Executive Officer

7840 MONTGOMERY ROAD
CINCINNATI, OH 45236
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 20, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LCA-Vision Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 20, 2007. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LCA-Vision Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

LCAVS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LCA-VISION INC.
The Board of Directors recommends a FOR vote on each proposal.

Vote On Directors			For	Withhold	For All
1.	ELECTION OF DIRECTORS		All	All	Except
	01) WILLIAM F. BAHL	05) STEVEN C. STRAUS
	02) THOMAS G. CODY	06) E. ANTHONY WOODS
	03) JOHN H. GUTFREUND		☐	☐	☐
04) JOHN C. HASSAN

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal		For	Against	Abstain

2.	The ratification of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐

3.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

ALL FORMER PROXIES ARE HEREBY REVOKED.
(Please sign exactly as your name appears hereon. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
LCA-VISION INC.
7840 Montgomery Road
Cincinnati, OH 45236
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints Steven C. Straus and Alan H. Buckey, and each of them with full power of substitution, as proxies to vote as designated on the reverse side, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held August 21, 2007 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 or at any adjournment or recess thereof. A properly signed proxy that gives no direction will be voted in accordance with the recommendation of the Board of Directors or, if there is none, in accordance with their best judgment.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors.